UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 30, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 7. Exhibits.

(e)	Exhibits

99.1 Press Release of the Company dated September 26, 2002

99.2 Investor Presentation dated October 1, 2002

Item 9. Regulation FD Disclosure

On September 26, 2002, Dial issued a press release announcing that The Dial Corporation’s Senior Vice President will present at the Merrill Lynch Global Branded Consumer Products Conference. A copy of the press release is filed herewith as Exhibit 99.1.

As previously announced in our press release dated September 26, 2002, Dial will make a presentation to investors on October 1, 2002. A copy of the presentation is being furnished as Exhibit 99.2 to this Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
September 30, 2002

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company dated September 26, 2002
99.2	Investor Presentation dated October 1, 2002